As filed with the Securities and Exchange Commission on November 8, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	22-2785165
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

358 Hall Avenue

Wallingford, Connecticut 06492

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries

(Full title of the plan)

Lance E. D’Amico

Senior Vice President, Secretary and General Counsel

Amphenol Corporation

358 Hall Avenue

Wallingford, CT 06492

(Name and address of agent for service)

(203)-265-8900

(Telephone number, including area code, of agent for service)

Copies to:

Brian D. Miller

Latham & Watkins LLP

555 11th Street, N.W., Suite 1000

Washington, DC 20004

(202) 637-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A Common Stock, par value $.001 per share	40,000,000	$77.13	$3,085,200,000	$285,998.04

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares of Class A Common Stock, par value $.001 per share (the “Common Stock”), of Amphenol Corporation (the “Company”) that may be offered or issued under the Amended and Restated 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the “Plan”) as a result of a stock split, stock dividend or similar transaction.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low sale prices per share for the Common Stock as reported on the New York Stock Exchange on November 1, 2021, which date is within five business days prior to filing this registration statement.

EXPLANATORY NOTE

On May 19, 2021, the stockholders of the Company approved the Plan, which is an amendment and restatement of the 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries and increases the number of shares of Common Stock reserved for issuance under the Plan by 40,000,000 shares. This registration statement is being filed to register the 40,000,000 additional shares of Common Stock reserved for issuance pursuant to the Plan. The Common Stock registered hereunder is in addition to the 60,000,000 shares of Common Stock previously reserved for issuance under the Plan (after adjustment for a 2 for 1 stock split in March 2021) and previously registered on the Company’s registration statement on Form S-8 filed on May 19, 2017 (File No. 333-218107) (the “Prior Registration Statement”).

This registration statement is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E, the contents of the Prior Registration Statements are incorporated by reference and made a part of this registration statement except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not required to be filed with this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (“SEC”) by the Company are incorporated herein by reference:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 10, 2021;

(b)	the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on April 30, 2021, for the quarter ended June 30, 2021, filed with the SEC on July 30, 2021 and for the quarter ended September 30, 2021, filed with the SEC on October 29, 2021;

(c)	the Company’s Current Reports on Form 8-K filed with the SEC on January 27, 2021 (excluding portion furnished pursuant to Item 2.02), February 4, 2021, March 12, 2021, April 7, 2021, April 28, 2021 (excluding portion furnished pursuant to Item 2.02), May 19, 2021, July 29, 2021, September 9, 2021, September 14, 2021 and October 27, 2021 (excluding portion furnished pursuant to Item 2.02); and

(d)	the description of the Company’s Common Stock contained in the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2017, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and to be a part hereof from the date of filing of such document.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or included in future filings, that are not deemed “filed” with the SEC.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Amphenol Corporation, dated May 19, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021).

4.2	Amphenol Corporation, Third Amended and Restated By-Laws dated March 21, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 22, 2016).

5.1*	Opinion of Lance E. D’Amico.

23.1.*	Consent of Lance E. D’Amico (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included in the signature page hereto).

99.1	Amended and Restated 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed April 12, 2021).

*       Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wallingford, State of Connecticut, on this 8th day of November, 2021.

AMPHENOL CORPORATION

By:	/s/ R. Adam Norwitt

Name:	R. Adam Norwitt
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Amphenol Corporation do hereby constitute and appoint R. Adam Norwitt, Craig A. Lampo and Lance E. D’Amico and each of them, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and agreements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. ADAM NORWITT	President, Chief Executive Officer and Director (Principal Executive Officer)	November 8, 2021
R. Adam Norwitt

/s/ CRAIG A. LAMPO	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 8, 2021
Craig A. Lampo

/s/ MARTIN H. LOEFFLER	Chairman of the Board of Directors	November 8, 2021
Martin H. Loeffler

/s/ David P. FALCK	Presiding Director	November 8, 2021
David P. Falck

/s/ NANCY A. ALTOBELLO	Director	November 8, 2021
Nancy A. Altobello

/s/ STANLEY L. Clark	Director	November 8, 2021
Stanley L. Clark

/s/ JOHN D. CRAIG	Director	November 8, 2021
John D. Craig

/s/ EDWARD G. JEPSEN	Director	November 8, 2021
Edward G. Jepsen

/s/ RITA S. LANE	Director	November 8, 2021
Rita S. Lane

/s/ ROBERT A. LIVINGSTON	Director	November 8, 2021
Robert A. Livingston

/s/ ANNE CLARKE WOLFF	Director	November 8, 2021
Anne Clarke Wolff